EXHIBIT 10.3

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this "Assignment"), dated as of  August 5, 2010, is made and entered into by and among Ziegler Asset Partners Trust, a trust formed under the laws of the Commonwealth of Australia (the "Seller") and the parties identified on the signature page hereto (each a "Buyer" and collectively, the "Buyers").

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to assign an aggregate of 406,334 ordinary shares ("Ordinary Shares") of Australia Acquisition Corp. (the "Company"), to the Buyers and the Buyers wish to purchase the Ordinary Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1  Assignment of Securities.    Seller hereby assigns such number of Ordinary Shares to the Buyers, with each Buyer receiving the amount of Ordinary Shares in such name as identified on Schedule A.  The Buyers have paid to the Seller an aggregate amount of Four Hundred and Six U.S. Dollars and Thirty-Four Cents (U.S.$406.34) (the "Purchase Price"), in consideration of the assignment, as indicated on Schedule A. Within a reasonable time after the date hereof, (i) the Seller shall deliver to the Company for cancellation the securities representing the Ordinary Shares held by the Seller, (ii) the Company shall re-issue to the Seller certificates representing the Ordinary Shares held by the Seller after giving effect to the sale of the Ordinary Shares to the Buyers and (iii) the Company shall issue and deliver to the Buyers certificates representing the Ordinary Shares purchased by the Buyers in the names and amounts as set forth on Schedule A.

Section 2  No Conflicts.    Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3       Investment Representations.    Each Buyer represents and warrants, with respect to himself only, as follows: Such Buyer hereby acknowledges that an investment in the Ordinary Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Ordinary Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Ordinary Shares will not be transferable under any circumstances unless the Buyer either registers the Ordinary Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer. Such Buyer further understands that any certificates evidencing the Ordinary Shares bear a legend referring to the foregoing transfer restrictions. The Ordinary Shares are being acquired solely for such Buyer's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Ordinary Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Ordinary Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

Section 4        Assignment of Rights.    Each Buyer may assign his rights herein to (i) any initial shareholder, as the term is defined in the Company’s registration statement on Form F-1 or (ii) any permitted transferees, as such term is defined in the Company’s registration statement on Form F-1, including, but not limited to relatives and trusts for estate planning purposes.

Section 5        Miscellaneous.    This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

ZIEGLER ASSET PARTNERS TRUST

By:	ZIEGLER ASSET PARTNERS PTY. LTD., as trustee

By:
/s/ Peter Ziegler
Name:	Peter Ziegler

Title:	Authorized Signatory

/s/ Charbel Nader
Charbel Nader

/s/ E. Stephen Streeter
E. Stephen Streeter

/s/ Brett Chenoweth
Brett Chenoweth

/s/ Ian Zimmer
Ian Zimmer

/s/ Peter O’Brien
Peter O’Brien

Schedule A

Buyer’s Name	Named Holder of Purchased Ordinary Shares	Number of Ordinary Shares Purchased	Purchase Price Paid

Charbel Nader	The Drummond Trust	115,000	$115.00

E. Stephen Streeter	The Edward Stephen Streeter and Dana Streeter AB Living Trust	115,000	$115.00

Brett Chenoweth	Brebec Pty. Limited as trustee for the Chenoweth Family Trust	115,000	$115.00

Ian Zimmer	Thelma Investments Pty. Ltd. as trustee for Thelma Investments Trust	30,667	$30.67

Peter O’Brien	Parkthorn No 2 Pty. Ltd.	30,667	$30.67

Total		406,334	$406.34